SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 13, 2002

CNB FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	2-88511	23-2908963
(State or other jurisdiction of incorporation)	(SEC File No.)	(IRS Employer Identification Number)

County National Bank
1 South Second Street
PO Box 42
Clearfield, Pennsylvania 16830
(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Item 5.    Other Events

On November 13, 2002, CNB Financial Corporation announced the approval of a plan to repurchase up to 180,000 shares of its common stock. The shares repurchased will be made periodically as needed for corporate purposes.

On November 13, 2002, CNB Financial Corporation announced the approval of the conversion of the Bank Holding Company to a Financial Holding Company under the Federal Reserve System. The Corporation intends to benefit from the provisions provided under the new structure as provided for in the Gramm-Leach-Bliley Act. No changes in the name, stock or directorship will take place as a result.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements: None

(b)	Exhibit:

99	Press Release Announcing: Stock Repurchase Program

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: November 14, 2002	By:	/s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr. Treasurer